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                                                                   EXHIBIT 10.48


                                LEASE AGREEMENT

         THIS LEASE is made and entered into as of December 15, 2000, by and between The Development Authority of the City of Manchester ("Landlord") and Horizon Medical Products, Inc., a Georgia corporation ("Tenant");

         WHEREAS, Tenant is presently leasing from Landlord the "Facility" and the "Project Site", as defined in and pursuant to the provisions of that certain Lease Agreement dated July 1, 1996 (the "1996 Lease"), recorded at Deed Book 363, page 33, Meriwether County records;

         WHEREAS, Tenant is presently leasing from Landlord the remaining 20,000 square feet of the Facility pursuant to the provisions of that certain Lease Agreement dated August 29, 1997 (the "1997 Lease"), recorded at Deed Book 383, page 532, Meriwether County records;

         WHEREAS, Landlord has constructed on the Project Site a 15,000 square foot building for lease by Tenant pursuant to the provisions of this Lease Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. PREMISES. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations herein mentioned, provided for, and contained herein to be paid, kept, and performed by Tenant, demises and leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (the "Premises"), to-wit:

                  The approximate 15,000 square foot building that is not part of the Project under the 1996 Lease, which Premises is located on the Project Site as described in the 1996 Lease and on the real property described in Exhibit "A" attached hereto.

          2. TERM AND RENEWAL. Tenant shall have the right and hold the Premises for a term of one hundred eighteen (118) months, beginning on July 1, 2000 and ending on April 30, 2010, at midnight, unless sooner terminated as hereinafter provided.

         If Tenant renews the Agreement Term under Section 8.7(a) of the 1996 Lease, Tenant shall renew the term of this Lease for one additional five-year term on the same terms and conditions as contained in this Lease, provided that monthly rental during the renewal term will be Six Thousand Two Hundred Ninety-Six and 65/100 Dollars ($6,296.65).

          3. RENTAL. Tenant agrees to pay to Landlord, without demand, deduction, or setoff, (i) rental and costs of Thirty Seven Thousand Eight Hundred Seventy-One and 77/100 Dollars ($37,871.77) for the period from July 1, 2000 through December 31, 2000, and (ii) commencing on January 1, 2001 monthly rental of Six Thousand Two Hundred Ninety-Six and 65/100 Dollars ($6,296.65) in advance on the first day of each month during the remaining term hereof, with the first month's rental due hereunder on January 1, 2001. Rental for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly rental due.

         4.       AGREEMENTS AND REPRESENTATIONS.

                  (A) REPRESENTATIONS BY LANDLORD. The Landlord makes the following representations as the basis for the undertakings on its part herein contained:

                                    (I) Landlord is a public body corporate and
                  politic organized and existing under the laws of the State of Georgia and is duly authorized to enter into, execute, and deliver this Lease Agreement and to undertake the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder. By duly adopted resolution, Landlord has duly authorized the execution and delivery of this Lease Agreement.

                                    (II) Landlord has good and marketable title
                  to that certain real property specifically described in Exhibit "A" attached hereto and incorporated herein by reference, subject only to the permitted encumbrances described in Exhibit "B" attached hereto ("Permitted Encumbrances").

                                    (III) There are no actions, suits,
                  proceedings, inquiries, or investigations pending, or to the knowledge of Landlord threatened, against or affecting Landlord in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of this Agreement or any agreement to which Landlord is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby.

                  (B) REPRESENTATIONS BY TENANT. Tenant makes the following representations as the basis for the undertakings on its part herein contained:

                                    (I) Tenant is a corporation duly organized
                  and validly existing under the laws of the State of Georgia. Tenant is not in violation of any provision of its Articles of Incorporation or Bylaws, as amended, has the corporate power to enter into and perform this Agreement, and has duly authorized by proper corporate action the execution and delivery of this Agreement, and is qualified to do business and is in good standing under the laws of the State of Georgia.

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                                    (II) To the best knowledge of Tenant, based
                  upon due diligence, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflicts with or results in a breach of the Articles of Incorporation or Bylaws of Tenant or the terms, conditions, or provisions of any agreement or instrument to which Tenant is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge, or encumbrance whatsoever upon any of the property or assets of Tenant under the terms of any such instrument or agreement.

                                    (III) There is no action, suit, proceeding,
                  inquiry, or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting Tenant, nor to the best knowledge of Tenant is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially and adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of this Agreement or any agreement or instrument to which Tenant is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

                  (C) OPERATION OF PREMISES. Tenant will use due diligence to cause the Premises to be operated in accordance with the laws, rulings, regulations, and ordinances of the State of Georgia and the departments, agencies, and political subdivisions thereof. Tenant has obtained or will cause to be obtained all requisite approvals of the State of Georgia and of other federal, state, regional, and local governmental bodies for the construction and equipping of the Premises.

          5.      CONSTRUCTION OF PREMISES.

                  (A) Landlord has constructed to Premises pursuant to a construction agreement between Landlord and Lankford Construction Company ("Construction Agreement"). Landlord has financed the construction of the Premises through financing with Meriwether Bank and Trust Company in the principal amount of Four Hundred Fifty Thousand Dollars ($450,000.00) (the "Loan").

                  (B) At the direction and sole cost of Tenant, Landlord will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of Landlord against any defaulting supplier, contractor, or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Premises. If Tenant shall so notify Landlord, Tenant may, in its own name or in the name of Landlord, prosecute or defend any action or proceeding or to take any other action involving any such supplier, contractor, subcontractor, or surety which Tenant deems reasonably necessary, and in such event Landlord agrees to cooperate fully with Tenant, and to take all action necessary, to the extent it might lawfully do so, to effect the substitution of Tenant


                                       3

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for Landlord in any such action or proceeding. In addition, Landlord recognizes that it may be entitled to a refund of certain sales, use, or other taxes levied and paid on goods and merchandise which are used in the construction of the Premises and which become an integral part thereof. Landlord agrees that it will, at the request and expense of Tenant, take all action necessary to obtain any such refund to which it is entitled.

                  (C) Landlord represents and agrees that it will defend Tenant in the quiet enjoyment and peaceful possession of the Premises, free from all claims of all persons claiming by, through, or under Landlord, throughout the Lease term, so long as Tenant shall perform the agreements to be performed by it hereunder, or so long as the period for remedying any failure in such performance shall not have expired.

                  (D) Landlord agrees that it will not take any action during the term of this Lease which might reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Premises or on its title in and to the Premises.

                  (E) Pursuant to Section 3(i) above, Tenant has paid Landlord and Meriwether Bank and Trust Company, a division of the Bank of Upson, (the "Bank") for all of the following costs and expenses incurred by Landlord or the Bank in connection with the construction loan ("Construction Loan") from the Bank and the permanent loan from the Bank and/or F&M Bank and Trust Company ("Permanent Loan") to Landlord for the construction of the Premises and the review of this Agreement:

                           (A) the interest charged by the Bank on the Construction Loan, and

                           (B) costs of the Construction Loan and the Permanent
                  Loan, including without limitation, attorney's fees, recording costs, closing costs, cost of the survey, cost of the appraisal, origination fees, intangible taxes, cancellation fees, and fees of counsel for the Bank and for Synovus Trust in connection with this lease; provided, however, that the sum of all costs and expenses which Tenant is obligated to pay or reimburse under this clause (b) shall not exceed in the aggregate Fifteen Thousand Dollars ($15,000.00).

         6. UTILITY BILLS. Tenant shall pay all utility bills, including but not limited to water, sewer, gas, electricity, fuel, light, and heat bills for the Premises, and Tenant shall pay all charges for garbage collection or other sanitary services.

         7. TAXES. Tenant will pay, or cause to be paid, as the same become lawfully due and payable:

                  (A) All taxes and governmental charges of any kind upon or with respect to Tenant's interest in the Premises;


                                       4


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                  (B)      All taxes and governmental charges of any kind upon
or with respect to Tenant's machinery, equipment, inventory or related property installed or brought by the Tenant in or on the Premises; and

                  (C) All assessments and charges made by any governmental body for public improvements that may be secured by a lien or charge on the Premises; provided, (i) that there will be no ad valorem tax liability with respect to Tenant's interest in and to the Premises (but that personal property owned by Tenant and located in the Premises shall be subject to ad valorem taxes) and provided further (ii) that with respect to such special assessments or other governmental charges that may lawfully be paid in installments over a period of years, Tenant shall be obligated to pay only such installments as they become due and payable.

         Tenant may, at its own expense and in its own name and behalf, in good faith contest any such taxes, assessments, and other charges and, in the event of any such contest, may permit the taxes, assessments, and other charges so contested to remain unpaid during the period of such contest and any appeal therefrom.

         8. LIENS AND ENCUMBRANCES. Tenant and Landlord represent and warrant that, as of July 1, 2000, there exist no lien, charge, or encumbrance upon the Premises, other than the liens and encumbrances described in Exhibit "B" attached hereto (the "Permitted Encumbrances"). Tenant may bring equipment, machinery, furniture, office equipment, and inventory onto the Premises, which property of Tenant will be subject to a security interest and lien in favor of Bank of America, N.A., formerly known as Banc of America Commercial Finance Corporation, formerly known as NationsCredit Commercial Corporation. Landlord agrees to execute the form of Landlord's Consent and Waiver attached hereto as Exhibit "C" and incorporated herein by reference, if requested to execute such form by Bank of America, N.A. and/or any other secured lender of Tenant. Additionally, Tenant may from time to time purchase items of machinery, equipment, or other personal property that do not constitute part of the Premises but are placed or installed on the Premises under an installment purchase and security agreement, purchase money mortgage agreement, lease-purchase agreement, or similar contractual obligation in which the seller retains a security interest.

         9. INSURANCE. Throughout the term of this Lease, Tenant shall keep, or cause to be kept, the Premises continuously insured against such risks as are commonly insured against by businesses of like size and type (other than business interruption insurance), paying (except as otherwise provided herein) as the same become due, all premiums in respect thereto, including, but not necessarily limited to:

                  (A) Insurance to the full insurable replacement value of the Premises as determined by the Tenant, without deduction for depreciation, against loss from damage by fire and lightening, with a uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time and use in the State of Georgia (provided that such insurance may provide for a deductible provision of not in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to direct damage applicable to each separate instance of loss insured against); and

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                  (B)      If the Premises has located thereon a boiler (or
boilers) and/or a pressure vessel (or pressure vessels), boiler and pressure vessel (including pressure pipes) explosion insurance in an amount at least equal to the replacement cost of the Premises and its contents as determined by Tenant (with deductible provision not to exceed One Thousand and No/100 Dollars ($1,000.00)) against loss of damage with respect to all boilers and pressure vessels and pressure pipes which may be installed in the Premises; and

                  (C) General public liability insurance against claims for bodily injury, death, or property damage occurring on the Premises, such insurance to afford protection of not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence and Four Million and No/100 Dollars ($4,000,000.00) in the aggregate with respect to bodily injury and property damage; and

                  (D) Throughout the term of the Lease, Tenant shall maintain, or cause to be maintained, in connection with the Premises workers' compensation insurance coverage required by then applicable law.

         The insurance described above may be combined with insurance obtained by Tenant pursuant to the 1996 Lease and the Project (as defined therein).

         All insurance required above shall be taken out and maintained in generally recognizable responsible insurance companies selected by Tenant and authorized to do business in the State of Georgia. All policies evidencing such insurance shall provide for payment of the losses for coverage required above to Landlord and Tenant, as their respective interests may appear; provided, however, that all claims regardless of amount may be adjusted by Landlord with the insurers, subject to the prior written approval of Tenant, as to settlement of any claim which is an amount which would require payment to Landlord as aforesaid. The insurance hereby required may be contained in blanket policies now or hereafter maintained by Tenant, so long as such blanket policies contain standard mortgage clauses that comply with the provisions of this Section; and provided further that the policies evidencing such insurance also show as loss payees the Landlord.

         10. USE OF PREMISES. The Premises shall be used for manufacturing, warehousing, and office administrative purposes and no other. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance on the Premises.

         11. ABANDONMENT OF THE PREMISES. Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

         12. INDEMNITY. Tenant agrees to and does hereby indemnify and hold Landlord and its officers, directors, and employees harmless against all claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises, and all expenses incurred by Landlord as a result thereof, including reasonable attorney's fees and court costs. The provisions of this Section shall not apply to any claims or liability resulting from Landlord's acts of gross negligence, bad faith,


                                       6

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fraud, or deceit or for any claim which Tenant was not given an opportunity to contest due to the bad faith, gross negligence, fraud, or deceit of Landlord or its officers, agents, attorneys, or employees.

         13. MAINTENANCE OF THE PREMISES. Throughout the Lease term, Tenant shall keep the Premises in as reasonably safe condition as the operation thereof will permit and shall keep the Premises in good repair and in good operating condition, making from time to time all necessary repairs thereto.

         So long as no default exists hereunder, Tenant may from time to time, in its sole discretion and at its own expense, make any alterations, modifications, or improvements to the Premises, including installation of additional machinery, equipment, and related property in the Premises, which Tenant may deem desirable for its business purposes; provided that such additions, modifications, and improvements do not adversely affect or impair the structural integrity of the Premises or change the character of the Premises and all such additions, modifications, and improvements are located within the boundary lines of the Project Site (as defined in the 1996 Lease). All such machinery, equipment, and related property installed by Tenant in the Premises shall remain the sole property of Tenant. Tenant shall repair, at its expense, any damage to the Premises caused by the removal of any such machinery, equipment, or property. All such additions, modifications, or improvements to the Premises will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, free and clear of liens and encumbrances.

         14. REMOVAL OF FIXTURES. Tenant may, if not in default hereunder, prior to the expiration of this Lease remove any fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

         15. DESTRUCTION OF OR DAMAGE TO PREMISES. If the Premises is totally destroyed by storm, fire, lightening, earthquake, or other casualty, Tenant may terminate this Lease as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If this Lease is not terminated by Tenant, Landlord and Tenant will use insurable proceeds payable as a result of such destruction in reconstructing the Premises, and upon completion of such reconstruction and occupancy of the Premises by Tenant, full rental shall recommence.

         If the Premises is damaged but is not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Tenant may restore the Premises with insurance proceeds payable as a result of such destruction to substantially the same condition as before such damage, whereupon full rental shall recommence.

         16. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Tenant shall exceed a sum equal to two years' rent, then Tenant may terminate this Lease by giving written notice of termination to Landlord by certified mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such


                                       7

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notice unless Landlord shall, before termination becomes effective, pay to
Tenant all costs of compliance in excess of one year's rent, or secure payment of such sum in a manner satisfactory to Tenant.

         17. CONDEMNATION. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purposes, then in either of such events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of such date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of this Lease as herein provided.

         18. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at the option of Landlord, shall become liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

         19. EVENTS OF DEFAULT. The following shall be "Events of Default" under this Lease, and the term "Event of Default" or "Default" shall mean, whenever it is used in this Lease, any one or more of the following events:

                  (A) Failure by Tenant to pay or cause to be paid when due rental payments required to be paid under Section 3 hereof for a period of five
(5) days after such amount is due.

                  (B) Failure by Tenant to observe and perform in any material respect any covenant, condition, or agreement in this Lease, and such failure shall continue unremedied for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to Tenant unless Tenant shall commence to remedy such failure within thirty (30) days after the occurrence of such failure and shall diligently pursue such remedy until completion thereof.

                  (C) The commencement by Tenant of a voluntary case under the federal bankruptcy laws, failure by Tenant promptly to institute judicial proceedings to lift any execution, garnishment, or attachment of such consequence as will materially impair Tenant's obligations hereunder, or the entry of an order for relief in a case instituted under the bankruptcy laws with respect to Tenant and dismissal of such case is not obtained within ninety (90) days of the entry of such order, or the making of any general assignment by Tenant for the benefit of its creditors, or the entry by Tenant into an agreement of composition with its creditors.

                  (D)      Dissolution or liquidation of Tenant.


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                  (E)      Default by Tenant under the 1996 Lease or the 1997
Lease, and such default shall continue without cure for a period of thirty (30) days after written notice, specifying such default under the 1996 Lease or the 1997 Lease, given to Tenant unless Tenant shall commence to cure such default within thirty (30) days after such notice and shall diligently pursue such cure until completion thereof.

                  (F) After September 1, 2008, Landlord shall be limited to the right to re-enter and take possession of the Premises without any liability to Tenant for such entry and possession, as Landlord's sole remedy as result of an Event of Default.

         20. REMEDIES ON DEFAULT. Except as provided in Section 19(f) above, in the event of a Default, the Landlord may take any one or more of the following remedial steps in addition to any and all other rights or remedies it may have at law or in equity:

                  (A) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date originally fixed as the termination date of the term of this Lease, and all rights of Tenant under the Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice.

                  (B) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from its obligation to pay monthly rental and perform all of the covenants, conditions, and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to re-let the Premises, and after making such alterations and repairs, Landlord may, but shall not be obligated to, re-let the Premises or any part thereof for such term or terms at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each re-letting, all rentals received by Landlord from such re-letting shall be applied first to the payment of any cost and expenses of such re-letting, including brokerage fees and attorney's fees and all costs of such alterations and repairs, and second to the payment of the monthly rental due and unpaid hereunder, and the residue, if any, shall be held by Landlord and paid to Tenant. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder as monthly rental; if such rentals received from such re-letting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such re-letting and making any alterations and repairs which are not covered by the rental received under such re-letting; notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.


                                       9

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         21.      HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law.

         22. ATTORNEY'S FEES. In the event that any action or proceeding is brought to enforce any term, covenant, or condition of this Lease on the part of the Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees to be fixed by the court in such action or proceeding, in an amount at least equal to fifteen percent (15%) of any damages due from the non-prevailing party.

         23. RIGHTS CUMULATIVE. All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive to those given by law.

         24. WAIVER OF RIGHTS. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

         25. PURCHASE OF PREMISES. Upon Tenant's purchase of the Facility and the Project Site under the 1996 Lease, Tenant shall also purchase the Premises for the cash price of which shall be composed of the sum of (i) Ten Dollars ($10.00) and (ii) the remaining unpaid balance on the Permanent Loan. Upon Tenant's purchase of the Premises from the Landlord and upon payment of the purchase price set forth herein in cash, Landlord will, by bill of sale and statutory warranty deed or other appropriate instruments, transfer and convey the Premises (in its then condition, whatever that may be) to Tenant, subject only to the Permitted Encumbrances and to any other liens of which Tenant expressly consented and to those liens resulting from the failure of Tenant to perform or observe any of the agreements or covenants on its part herein contained.

         26. ENVIRONMENTAL LAWS. Landlord represents to the best of its knowledge and belief that the Premises are in compliance with all applicable environmental laws and there are not excessive levels (as defined by the Environmental Protection Agency) of radon, toxic waste, or hazardous substances on the Premises. Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of its employees, contractors, or subcontractors or any person present on the Premises to generate, manufacture, store, dispose, or lease on or about or under the Premises any toxic waste or hazardous substances which would result in the Premises not complying with any applicable environmental laws.

         27.      TIME OF ESSENCE.  Time is of the essence of this Lease.

         28. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto concerning the subject matter hereof, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the parties hereto.


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         29.      MISCELLANEOUS.

                  (A) All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given on the third day following the date on which the same shall have been mailed by first class mail, postage prepaid, or on the date given if given by facsimile, confirmed in writing, addressed as follows:

                  If to Landlord: The Development Authority of the City
                                  of Manchester
                                  ATTN:  Chairman
                                  Post Office Box 585
                                  Manchester, Georgia  31816

                  If to Tenant:   Horizon Medical Products, Inc.
                                  ATTN:  President
                                  Seven North Parkway Square
                                  4200 Northside Parkway, N.W.
                                  Atlanta, Georgia  30327

                                               and

                                  Horizon Medical Products, Inc.
                                  ATTN:  Vice President of Administration
                                  One Horizon Way
                                  Manchester, Georgia  31816

         The parties by notice given hereunder may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                  (B) This Lease shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (C) In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease shall be not effected thereby if such remainder would then continue to conform to the requirements of applicable law.

                  (D) All covenants, stipulations, obligations, and agreements of the Landlord contained in this Lease shall be deemed to be covenants, stipulations, obligations, and agreements of Landlord to the full extent authorized by Georgia law. No covenant, stipulation, obligation, or agreement contained herein shall be deemed to be a covenant, stipulation, obligation, or agreement of any present or future member, agent, or employee of Landlord in his individual capacity, and neither the members of Landlord nor any official executing this Lease shall be subject to any personal liability or accountability by reason of the execution by Landlord or such members thereof.

                  (E) Any right, interest, or remedy which shall have accrued during the term of this Lease shall not be terminated or extinguished by the expiration or termination of this Lease but may be enforced by the party for whose benefit such right, interest, or remedy shall have accrued and may be enforceable by such party in accordance with the terms of this Lease as if it had not terminated or expired or otherwise in accordance with law.

                  (F) This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  (G) LANDLORD MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PREMISES OR THE CONDITION THEREOF, OR THAT THE PREMISES WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF TENANT, EXCEPT AS EXPRESSLY PROVIDED HEREIN. LANDLORD MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, OR WORKMANSHIP OF ANY PART OF THE PREMISES OR ITS SUITABILITY FOR THE TENANT'S PURPOSES.

                  (H) This Lease, or a memorandum of this Lease describing the relevant terms and conditions, and every assignment and modification hereof shall be recorded at the Clerk's Office of the Superior Court of Meriwether County or in such other office as may be at the time provided by law as the proper place for such recordation.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by its duly authorized officers as of the date first above written.

                                        THE DEVELOPMENT AUTHORITY
                                        OF THE CITY OF MANCHESTER

Signed, sworn to, and delivered
before me this January 24, 2001.

                                        By: /s/ George T. Chapman
                                           -------------------------------------
                                                       Chairman
---------------------------------
Unofficial Witness

                                        Attest: /s/ Judy Foster
                                               ---------------------------------
                                               Secretary or Assistant Secretary

---------------------------------
Notary Public
My Commission Expires:


[NOTARIAL SEAL]

                                        HORIZON MEDICAL PRODUCTS, INC.
Signed, sworn to, and delivered
before me this December 18, 2000.

                                        By: /s/ Marshall B. Hunt
                                           -------------------------------------
                                        Title: Chairman and CEO

---------------------------------
Unofficial Witness


/s/ Suzanne Mason                        Attest: /s/ William E. Peterson, Jr.
---------------------------------               --------------------------------
Notary Public                            Title:  Secretary
My Commission Expires:                         ---------------------------------


[NOTARIAL SEAL]